                                                                    Exhibit 99.3

[GRAPHIC OMITTED]

                          KEEFE, BRUYETTE & WOODS, INC.






To Members and Friends of The People's Building, Loan and
Savings Company
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc. a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting The People's Building, Loan and Savings Company ("People's Savings") in converting from the mutual to the stock form of organization with the simultaneous issuance of its common stock to Peoples Community Bancorp, Inc., a Delaware corporation, and the sale by Peoples Community Bancorp, Inc. of shares of its common stock. As part of the conversion, The People's Building, Loan and Savings Company will change its name to Peoples Community Bank. Just prior to the conversion, People's Savings will merge with The Oakley Improved Building and Loan Company ("Oakley") located in Cincinnati, Ohio. Immediately after the conversion, Peoples Community Bancorp, Inc. will merge with Harvest Home Financial Corporation, the parent of Harvest Home Savings Bank headquartered in Cheviot, Ohio. The conversion to stock form will not be completed unless both mergers are completed.

At the request of Peoples Community Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Peoples Community Bancorp, Inc. common stock being offered to customers of People's Savings and Oakley until 12:00 Noon, eastern time, on March xx, 2000. Please read the enclosed offering materials carefully. Peoples Community Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center - 11 S. Broadway, Lebanon, Ohio, or feel free to call the Stock Information Center at
(513) xxx-xxxx.

Very truly yours,



Keefe, Bruyette & Woods, Inc.









THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February xx, 2000


Dear Friend:

We are pleased to announce that The People's Building, Loan and Savings Company ("People's Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Peoples Community Bancorp, Inc. ("Peoples Community Bancorp"), the newly-formed holding company for the People's Savings, is offering common shares in a subscription offering. As part of the conversion, The People's Building, Loan and Savings Company will change its name to Peoples Community Bank. Just prior to the conversion, People's Savings will merge with The Oakley Improved Building and Loan Company located in Cincinnati, Ohio. Immediately after the conversion, Peoples Community Bancorp, Inc. will merge with Harvest Home Financial Corporation, the parent of Harvest Home Savings Bank headquartered in Cheviot, Ohio. The conversion to stock form will not be completed unless both mergers are completed.

Because we believe you may be interested in learning more about the merits of Peoples Community Bancorp common shares as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about the People's Savings operations and the proposed Offering of Peoples Community Bancorp common shares.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, eastern time, on March xx, 2000.

As a friend of People's Savings, you will have the opportunity to buy common shares directly from Peoples Community Bancorp in the Offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (513) xxx-xxxx Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located 11 S. Broadway, Lebanon, Ohio.

We are pleased to offer you this opportunity to become a shareholder of Peoples Community Bancorp, Inc..

Sincerely,



Jerry D. Williams
President and Chief Executive Officer





THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February xx, 2000


Dear Member:

We are pleased to announce that The People's Building, Loan and Savings Company ("People's Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Peoples Community Bancorp, Inc. ("Peoples Community Bancorp"), the newly-formed holding company for the People's Savings, is offering common shares in a subscription offering. As part of the conversion, The People's Building, Loan and Savings Company will change its name to Peoples Community Bank. Just prior to the conversion, People's Savings will merge with The Oakley Improved Building and Loan Company located in Cincinnati, Ohio. Immediately after the conversion, Peoples Community Bancorp, Inc. will merge with Harvest Home Financial Corporation, the parent of Harvest Home Savings Bank headquartered in Cheviot, Ohio. The conversion to stock form will not be completed unless both mergers are completed.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan and your voting and subscription rights. The People's Savings' Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, located behind the window of your mailing envelope. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on XXXX xx, 2000. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors of the People's Savings feels that the Conversion offers a number of advantages, including an opportunity for the People's Savings' depositors and customers to become shareholders of Peoples Community Bancorp. In connection with the Conversion, please remember:

  - Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  - There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion, unless you choose to purchase shares using your account balances.

  - Members have a right, but not an obligation, to subscribe for Peoples Community Bancorp common shares before they are offered to the public.

  - Like all stock, THE COMMON SHARES issued in this Offering WILL NOT BE INSURED BY THE FDIC.

In addition, enclosed are materials describing the offering of Peoples Community Bancorp's common shares. We urge you to read these materials carefully. If you are interested in purchasing the common shares of Peoples Community Bancorp, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, eastern time, on March xx, 2000.

If you have additional questions regarding the Offering, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 11 S. Broadway, Lebanon, Ohio.







THE COMMON SHARES BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE PEOPLE'S SAVINGS INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February xx, 2000


Dear Prospective Investor:

We are pleased to announce that The People's Building, Loan and Savings Company ("People's Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Peoples Community Bancorp, Inc. ("Peoples Community Bancorp"), the newly-formed holding company for People's Savings, is offering common shares in a subscription offering. As part of the conversion, The People's Building, Loan and Savings Company will change its name to Peoples Community Bank. Just prior to the conversion, People's Savings will merge with The Oakley Improved Building and Loan Company located in Cincinnati, Ohio. Immediately after the conversion, Peoples Community Bancorp, Inc. will merge with Harvest Home Financial Corporation, the parent of Harvest Home Savings Bank headquartered in Cheviot, Ohio. The conversion to stock form will not be completed unless both mergers are completed.

We have enclosed the following materials which will help you learn more about the merits of Peoples Community Bancorp common shares as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about People's Savings' operations and the proposed Offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase common shares by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common shares is 12:00 Noon, eastern time, on March xx, 2000.

We invite our loyal customers and members of the general public to become shareholders of Peoples Community Bancorp. Through this Offering you have the opportunity to buy common shares directly from Peoples Community Bancorp without paying a commission or fee. The board of directors and senior management of People's Savings fully supports the Offering.

If you have additional questions regarding the Conversion and Offering, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 11 S. Broadway, Lebanon, Ohio.


Sincerely,



Jerry D. Williams
President and Chief Executive Officer




THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE PEOPLE'S SAVINGS INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

February xx, 2000


Dear Member:

We are pleased to announce that The People's Building, Loan and Savings Company ("People's Savings") is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Peoples Community Bancorp, Inc. ("Peoples Community Bancorp"), the newly-formed holding company for the People's Savings, is offering common shares in a subscription offering. As part of the conversion, The People's Building, Loan and Savings Company will change its name to Peoples Community Bank. Just prior to the conversion, People's Savings will merge with The Oakley Improved Building and Loan Company located in Cincinnati, Ohio. Immediately after the conversion, Peoples Community Bancorp, Inc. will merge with Harvest Home Financial Corporation, the parent of Harvest Home Savings Bank headquartered in Cheviot, Ohio. The conversion to stock form will not be completed unless both mergers are completed.



Unfortunately, Peoples Community Bancorp is unable to either offer or sell its common shares to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common shares under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common shares of Peoples Community Bancorp.

However, as a member of the People's Savings and/or Oakley, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXX xx, 2000. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting of Members on XXXX xx, 2000. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,




Jerry D. Williams                                       Thomas J. Noe
President and Chief Executive Officer                   Managing Officer
The People's Building, Loan and Savings Company         The Oakley Improved Building and Loan Company






THE COMMON SHARES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSUREANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                                    PROXYGRAM


                                PLEASE VOTE TODAY

We recently sent you a proxy statement and a related letter informing you that the Board of Directors of The People's Building Loan and Savings Company had received conditional regulatory approval to convert from a mutual savings and loan association to a stock savings bank.

YOUR VOTE ON OUR PLAN OF CONVERSION AND THE CONTRIBUTION TO THE FOUNDATION HAS NOT YET BEEN RECEIVED.

FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

Your Vote is important to us, and we are, therefore, requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Plan of Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

The Board of Directors unanimously recommends you vote "FOR" the Plan of Conversion.

                          YOUR VOTE IS IMPORTANT TO US!

Please sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Thank you,


Jerry D. Williams
President and Chief Executive Officer

THE PEOPLE'S BUILDING, LOAN AND SAVINGS COMPANY
Lebanon, Ohio

If you mailed the proxy, please accept our thanks and disregard this request. For further information, call (513) xxx-xxxx.

THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE COMMON SHARES OF PEOPLES COMMUNITY BANCORP, INC. THE OFFER IS MADE ONLY BY THE PROSPECTUS DATED FEBRUARY XX, 2000. THE SECURITIES OFFERED IN THE CONVERSION ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED.